                                                                     EXHIBIT 4.1

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.



                                  SULPHCO, INC.

                           ADDITIONAL INVESTMENT RIGHT

Additional Investment Right No. [ ]                        Dated:  June __, 2004

         SulphCo, Inc., a Nevada corporation (the "COMPANY"), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the "HOLDER"), is entitled to purchase from the Company (a) up to a total of [ ] shares of common stock (the "COMMON Stock"), of the Company (each such share, an "ADDITIONAL INVESTMENT RIGHT SHARE" and all such shares, the "ADDITIONAL INVESTMENT RIGHT Shares") at an exercise price equal to $0.90 per share (as adjusted from time to time as provided in SECTION 9, the "EXERCISE PRICE"), and
(b) only as part of and in connection with the purchase of the Additional Investment Right Shares, warrants in the form attached to the Purchase Agreement (as hereinafter defined) as EXHIBIT A to acquire up to 0.35 shares of Common Stock for each Additional Investment Right Share purchased (the "ADDITIONAL INVESTMENT RIGHT WARRANTS"), at any time and from time to time from and after the date hereof and through and including the 180th Trading Day following the Effective Date, but not including the Effective Date (the "EXPIRATION DATE"), and subject to the following terms and conditions. This Additional Investment Right (this "ADDITIONAL INVESTMENT RIGHT") is one of a series of similar Additional Investment Rights issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers identified therein (the "PURCHASE AGREEMENT"). All such Additional Investment Rights are referred to herein, collectively, as the "ADDITIONAL INVESTMENT RIGHTS." Common Stock issuable upon exercise of the Additional Investment Right Warrants shall be known herein as the "ADDITIONAL INVESTMENT RIGHT WARRANT SHARES".


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         1. DEFINITIONS. In addition to the terms defined elsewhere in this
Additional Investment Right, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

         2. REGISTRATION OF ADDITIONAL INVESTMENT RIGHT. The Company shall register this Additional Investment Right, upon records to be maintained by the Company for that purpose (the "ADDITIONAL INVESTMENT RIGHT REGISTER"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Additional Investment Right as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

         3. REGISTRATION OF TRANSFERS. The Company shall register the assignment and transfer of any portion of this Additional Investment Right in the Additional Investment Right Register, upon surrender of this Additional Investment Right, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new Additional Investment Right to purchase Common Stock, in substantially the form of this Additional Investment Right (any such new Additional Investment Right, a "NEW ADDITIONAL INVESTMENT RIGHT"), evidencing the portion of this Additional Investment Right so transferred shall be issued to the transferee and a New Additional Investment Right evidencing the remaining portion of this Additional Investment Right not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Additional Investment Right by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of an Additional Investment Right.

         4. EXERCISE AND DURATION OF ADDITIONAL INVESTMENT RIGHT.

             (a) This Additional Investment Right shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Additional Investment Right not exercised prior thereto shall be and become void and of no value.

             (b) The Holder may exercise this Additional Investment Right by delivering to the Company (i) the original Additional Investment Right and an exercise notice, in the form attached hereto (the "EXERCISE NOTICE"), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Additional Investment Right Shares and Additional Investment Right Warrants as to which this Additional Investment Right is being exercised, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an "EXERCISE DATE." Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Additional Investment Right and issuance of a New Additional Investment Right evidencing the right to purchase the remaining number of Additional Investment Right Shares and Additional Investment Right Warrants.

         5. DELIVERY OF ADDITIONAL INVESTMENT RIGHT SHARES AND ADDITIONAL INVESTMENT RIGHT WARRANTS.

             (a) Upon exercise of this Additional Investment Right, the Company shall promptly (but in no event later than three Trading Days after the Exercise
Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Additional Investment Right Shares and Additional Investment Right Warrants issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Additional Investment Right Shares, the Additional Investment Right Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Additional Investment Right Shares and Additional Investment Right Warrant Shares, respectively, are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act. The Holder, or any Person so designated by the Holder to receive Additional Investment Right Shares and Additional Investment Right Warrants, shall be deemed to have become holder of record of such Additional Investment Right Shares and Additional Investment Right Warrants as of the Exercise Date. The Company shall, upon request of the Holder, use its best efforts to deliver Additional Investment Right Shares and Additional Investment Right Warrants hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

             (b) This Additional Investment Right is exercisable, either in its entirety or, from time to time, for a portion of the number of Additional Investment Right Shares and Additional Investment Right Warrants. Upon surrender of this Additional Investment Right following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Additional Investment Right evidencing the right to purchase the remaining number of Additional Investment Right Shares and Additional Investment Right Warrants.

             (c) In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Additional Investment Right Shares on the third Trading Day after the date on which delivery of such certificate is required by this Additional Investment Right or any Additional Investment Right Warrant, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Additional Investment Right Shares that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate.

             (d) The Company's obligations to issue and deliver Additional Investment Right Shares and Additional Investment Right Warrants in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Additional Investment Right Shares and Additional Investment Right Warrants. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Additional Investment Right as required pursuant to the terms hereof.

         6. CHARGES, TAXES AND EXPENSES. Issuance and delivery of certificates for shares of Common Stock and Additional Investment Right Warrants upon exercise of this Additional Investment Right shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Additional Investment Right Shares, Additional Investment Rights or any Additional Investment Right Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Additional Investment Right or receiving Additional Investment Right Shares and Additional Investment Right Warrants upon exercise hereof.

         7. REPLACEMENT OF ADDITIONAL INVESTMENT RIGHT. If this Additional Investment Right is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Additional Investment Right, a New Additional Investment Right, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Additional Investment Right under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

         8. RESERVATION OF ADDITIONAL INVESTMENT RIGHT SHARES AND ADDITIONAL INVESTMENT RIGHT WARRANT SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Additional Investment Right Shares upon exercise of this Additional Investment Right and Additional Investment Right Warrants as provided herein or in the Additional Investment Right Warrant Shares upon exercise of the Additional Investment Right Warrants as provided in the Additional Investment Right Warrants, the number of Additional Investment Right Shares which are then issuable and deliverable upon the exercise of this entire Additional Investment Right and the number of Additional Investment Right Warrant Shares issuable and deliverable upon the exercise of any Additional Investment Right Warrants, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments and restrictions of SECTION 9, if any). The Company covenants that all Additional Investment Right Shares and Additional Investment Right Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, or the Additional Investment Right

Warrants be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein and further to the Additional Investment Right Warrants without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

         9. CERTAIN ADJUSTMENTS. The Exercise Price and number of Additional Investment Right Shares issuable upon exercise of this Additional Investment Right are subject to adjustment from time to time as set forth in this SECTION
9. The exercise price and number of this Additional Investment Right Warrant Shares issuable upon exercise of the Additional Investment Right Warrants shall be subject to adjustment from time to time as set forth in the Warrants issued by the Company on the date hereof pursuant to the Purchase Agreement.

             (a) STOCK DIVIDENDS AND SPLITS. If the Company, at any time while this Additional Investment Right is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

             (b) PRO RATA DISTRIBUTIONS. If the Company, at any time while this Additional Investment Right is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "DISTRIBUTED Property"), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be the average of the Closing Prices for the five Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company (an "APPRAISER"). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser. As an alternative to the foregoing adjustment to the Exercise Price, at the request of the Holder delivered before the 90th day after such record date, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Additional Investment Right Shares for which this Additional Investment Right could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon expiration of or any exercise of the Additional Investment Right that occurs after such record date, such Holder shall remain entitled to receive, in addition to the Additional Investment Right Shares otherwise issuable upon such exercise (if applicable), such Distributed Property.

             (c) FUNDAMENTAL TRANSACTIONS. If, at any time while this Additional Investment Right is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a "FUNDAMENTAL TRANSACTION"), then the Holder shall have the right thereafter to receive, upon exercise of this Additional Investment Right, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Additional Investment Right Shares then issuable upon exercise in full of this Additional Investment Right (the "ALTERNATE CONSIDERATION"). The aggregate Exercise Price for this Additional Investment Right will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Additional Investment Right following such Fundamental Transaction. At the Holder's request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Additional Investment Right (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a Change of Control, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Additional Investment Right from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Additional Investment Right on the date of such request.

             (d) NUMBER OF ADDITIONAL INVESTMENT RIGHT SHARES. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) or (b) of this Section, the number of Additional Investment Right Shares that may be purchased upon exercise of this Additional Investment Right shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Additional Investment Right Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

             (e) CALCULATIONS. All calculations under this SECTION 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

             (f) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment pursuant to this SECTION 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Additional Investment Right and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Additional Investment Right Shares or other securities issuable upon exercise of this Additional Investment Right (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

             (g) NOTICE OF CORPORATE EVENTS. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Additional Investment Right prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         10. PAYMENT OF EXERCISE PRICE. The Holder shall pay the Exercise Price in immediately available funds.

         11. LIMITATION ON EXERCISE. (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Additional Investment Right (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the "MAXIMUM PERCENTAGE") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Additional Investment Right Shares requested in such Exercise Notice is permitted under this paragraph. The Company's obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Additional Investment Rights.

             (b) Notwithstanding anything to the contrary contained herein, if the Trading Market is the NASDAQ SmallCap Market or any other market or exchange with similar applicable rules, then the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the Closing Date equals 19.99% cap shares (the "ISSUABLE MAXIMUM"), unless the Company obtains shareholder approval in accordance with the rules and regulations of such Trading Market. If, at the time any Holder requests an exercise of any of the Additional Investment Rights, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing
Date) exceeds the Issuable Maximum (and if the Company has not previously obtained the required shareholder approval), then the Company shall issue to the Holder requesting such exercise a number of shares of Common Stock not exceeding such Holder's pro-rata portion of the Issuable Maximum (based on such Holder's share (vis-a-vis other Holders) of the aggregate purchase price paid under the Purchase Agreement and taking into account any Additional Investment Rights Shares and any Additional Investment Right Warrant Shares previously issued to such Holder), and the remainder of the Additional Investment Rights Shares and Additional Investment Right Warrant Shares issuable in connection with such exercise or conversion (if any) shall constitute "Excess Shares" pursuant to
Section 12(c) below. For the purposes hereof, "ACTUAL MINIMUM" shall mean, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Additional Investment Right Shares issuable upon exercise in full of all Additional Investment Rights, ignoring any limits on the number of shares of Common Stock that may be owned by a Holder at any one time.

             (c) In the event that any Holder's receipt of shares of Common Stock upon exercise of this Additional Investment Right is restricted based on the Issuable Maximum, the Company shall either: (i) use its best efforts to obtain the required shareholder approval necessary to permit the issuance of such Excess Shares as soon as is reasonably possible, but in any event not later than the 60th day after the event giving rise to such Excess Shares, or (ii) within five Trading Days after such event, pay cash to such Holder, as liquidated damages and not as a penalty, in an amount equal to the difference between the Black Scholes value of this Additional Investment Right assuming the limitations in Section 12(b) were not applicable and the Black Scholes value of this Additional Investment Right after giving effect to the limitations in
Section 12(b), measured as of the date of such event or, if greater, the date of payment (such difference, the "CASH AMOUNT"). If the Company elects the first option under the preceding sentence and the Company fails to obtain the required shareholder approval on or prior to the 60th day after such event, then within three Trading Days after such 60th day, the Company shall pay the Cash Amount to such Holder, as liquidated damages and not as a penalty.

         12. FRACTIONAL SHARES. The Company shall not be required to issue or cause to be issued fractional Additional Investment Right Shares or Additional Investment Right Warrants to purchase fractional Additional Investment Right Warrant Shares on the exercise of this Additional Investment Right. If any fraction of a Additional Investment Right Share or if any Additional Investment Right Warrant to purchase a fraction of an Additional Investment Right Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Additional Investment Right, the number of Additional Investment Right Shares and/or Additional Investment Right Warrant Shares issuable upon exercise of the Additional Investment Right Warrants, as the case may be, to be issued will be rounded up to the nearest whole share or right to purchase the nearest whole share, as the case may be.

         13. NOTICES. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Purchase Agreement.

         14. ADDITIONAL INVESTMENT RIGHT AGENT. The Company shall serve as additional investment right agent under this Additional Investment Right. Upon 30 days' notice to the Holder, the Company may appoint a new additional investment right agent. Any corporation into which the Company or any new additional investment right agent may be merged or any corporation resulting from any consolidation to which the Company or any new additional investment right agent shall be a party or any corporation to which the Company or any new additional investment right agent transfers substantially all of its corporate trust or shareholders services business shall be a successor additional investment right agent under this Additional Investment Right without any further act. Any such successor additional investment right agent shall promptly cause notice of its succession as additional investment right agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Additional Investment Right Register.

         15. MISCELLANEOUS.

             (a) Subject to the restrictions on transfer set forth on the first page hereof, this Additional Investment Right may be assigned by the Holder. This Additional Investment Right may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Additional Investment Right shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Additional Investment Right shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Additional Investment Right. This Additional Investment Right may be amended only in writing signed by the Company and the Holder and their successors and assigns.

             (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Additional Investment Right, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Additional Investment Right Shares or Additional Investment Right Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Additional Investment Right Shares or Additional Investment Right Warrant Shares on the exercise of this Additional Investment Right and the Additional Investment Right Warrants, respectively, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Additional Investment Right.

             (C) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS ADDITIONAL INVESTMENT RIGHT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

             (d) The headings herein are for convenience only, do not constitute a part of this Additional Investment Right and shall not be deemed to limit or affect any of the provisions hereof.

             (e) In case any one or more of the provisions of this Additional Investment Right shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Additional Investment Right shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Additional Investment Right.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Additional Investment Right to be duly executed by its authorized officer as of the date first indicated above.


                                            SULPHCO, INC.


                                            By:
                                                --------------------------------
                                            Name: Rudolf W. Gunnerman
                                            Title:   Chief Executive Officer

                             FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Additional Investment Right)

To:  SulphCo, Inc.

The undersigned is the Holder of Additional Investment Right No. _______ (the "ADDITIONAL INVESTMENT RIGHT") issued by SulphCo, Inc., a Nevada corporation (the "COMPANY"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Additional Investment Right.

1. The Additional Investment Right is currently exercisable to purchase a total of ______________ Additional Investment Right Shares.

2. The undersigned Holder hereby exercises its right to purchase _________________ Additional Investment Right Shares pursuant to the Additional Investment Right and Additional Investment Right Warrants exercisable for ______ shares of Common Stock.

3. The Holder intends that payment of the Exercise Price shall be made in immediately available funds, and shall pay the sum of $____________ to the Company in accordance with the terms of the Additional Investment Right.

4. Pursuant to this exercise, the Company shall deliver to the holder _______________ Additional Investment Right Shares and Additional Investment Right Warrants exercisable for ______ shares of Common Stock.

5. Following this exercise, the Additional Investment Right shall be exercisable to purchase a total of ______________ Additional Investment Right Shares and Additional Investment Right Warrants exercisable for _____ shares of Common Stock .



Dated: ______________, ____            Name of Holder:

                                       (Print)__________________________________

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                    (Signature must conform in all respects to name of holder as specified on the face of the Additional Investment Right)

                               FORM OF ASSIGNMENT

 [To be completed and signed only upon transfer of Additional Investment Right]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Additional Investment Right to purchase ____________ shares of Common Stock and warrants to purchase shares of the Common Stock of SulphCo, Inc. to which the within Additional Investment Right relates and appoints ________________ attorney to transfer said right on the books of SulphCo, Inc. with full power of substitution in the premises.



Dated: _______________, ____


                                    ____________________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Additional Investment Right)


                                    ____________________________________________
                                    Address of Transferee

                                    ____________________________________________

                                    ____________________________________________


In the presence of:



___________________________